Whitestone REIT
Reports Fourth Quarter and Full Year 2019 Results

-Net Income Per Diluted Share Attributable to Whitestone REIT of $0.37 for the Fourth Quarter and $0.57 for the Full Year-
-Grew Same Store Net Operating Income (“NOI”) by 4.7% for the Fourth Quarter Compared to the Same Period in 2018, and 2.4% for the Full Year 2019-
-Provides 2020 Guidance-

Houston, Texas, February 26, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the quarter and year ended December 31, 2019. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter and Full Year Operating and Financial Highlights:

•	Full Year 2019 funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.90 per share compared to $0.94 in 2018;

•	Fourth Quarter Funds from Operations Core (“FFO Core”) was $0.26 per share compared to $0.27 per share in the prior year quarter;

•	Full Year FFO Core was $1.06 per share compared to $1.16 per share in 2018;

•	Rental rates on new and renewal leases signed in 2019 increased 9.6% and 10.2%, respectively, on a GAAP basis;

•	Annualized Base Rent per leased square foot grew to $19.77 from $19.35;

•	Acquired Las Colinas Village in Irving, Texas for $34.8 Million;

•	The sale of three properties owned through an investment in Pillarstone REIT Operating Partnership, L.P. ("Pillarstone OP") in the fourth quarter of 2019; and

•	Net Debt to EBITDA, adjusted improved to 8.6 times from 8.7 times in the fourth quarter of 2018.

“We continued to show strong underlying fundamentals in 2019 as we grew same store NOI by 4.7% in the fourth quarter and 2.4% for the full year,” commented Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT. “We also made significant progress increasing rental rates, realizing significant income from equity investment as a result of gains on Pillarstone OP asset dispositions, scaling our G&A and making progress on our capital structure.”

Mr. Mastandrea concluded, “We are pleased with our acquisition of Las Colinas Village in Irving, Texas in the fourth quarter, and look forward to growing the portfolio and cashflow in the years ahead. Our high-quality properties in high growth markets coupled with our ‘e-commerce resistant’, service-based business model, will continue to result in long-term value creation for all our stakeholders. This is evidenced in our long term, industry-leading Total Shareholder Returns, which rank us number one of the U.S. public shopping center REITs over a three-year timeframe, and number two over a five-year timeframe.”

Financial Results
Reconciliations of Net Income Attributable to Whitestone REIT to FFO and FFO Core are included herein.

The Company reported Net Income attributable to Whitestone REIT of $15.8 million, or $0.37 per share for the fourth quarter of 2019, compared to $8.5 million, or $0.21 per share for the same period in 2018. For the year, Net Income attributable to Whitestone REIT was $23.7 million, or $0.57 per share, for 2019 compared to $21.4 million or $0.52 per share for 2018.

FFO was $8.9 million, or $0.21 per share for the fourth quarter of 2019, compared to $9.5 million, or $0.23 per share for the same period in 2018. For the year, FFO was $38.0 million, or $0.90 per share in 2019, compared to $39.4 million, or $0.94 per share in 2018.

FFO Core was $11.1 million, or $0.26 per share in the fourth quarter of 2019, compared to $11.4 million, or $0.27 per share in the same period of 2018. For the year, FFO Core was $44.9 million, or $1.06 per share compared to $48.8 million or $1.16 per share in 2018.

Operating Results

For the periods ending December 31, 2019, the Company’s operating highlights were as follows:

	Q4-2019	YTD 2019
Occupancy:
Wholly Owned Properties	90.3%	90.3%
Same Store Property Net Operating Income Growth(1)	4.7%	2.4%
Rental Rate Growth - Total (GAAP Basis):	14.4%	10.1%
New Leases	50.0%	9.6%
Renewal Leases	13.3%	10.2%

Leasing Transactions:
Number of New Leases	21	109
New Leases - Annualized Revenue (millions)	$4.7	$28.2
Number of Renewal Leases	55	208
Renewal Leases - Annualized Revenue (millions)	$22.7	$59.8
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2019, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of approximately 1,400 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Acquisition Activity and Disposition Activity:

In December 2019, the Company acquired Las Colinas Village, a Community Centered Property,® for $34.8 million in cash and net prorations. Las Colinas, a 104,919 square foot property, was 86% leased at the time of purchase.

In October 2019, Pillarstone OP, through an indirect wholly owned subsidiary, Whitestone Industrial-Office, LLC, sold a portfolio of three properties in Houston, Texas to an unaffiliated third party for $39.7 million in cash. The Company owns 81.4% of Pillarstone OP, accounts for its ownership under the equity method and which includes a gain on the sale of $13.8 million in the fourth quarter in equity in earnings of real estate partnership. Pillarstone OP used the net proceeds, after customary closing deductions, to pay off mortgage debt, and distributed approximately $11 million to Whitestone inclusive of repayment of debt.

(1) Source: Claritas, as of April 2017.

Balance Sheet and Liquidity

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets grew $47.7 million to $1.1 billion at December 31, 2019.

At December 31, 2019, 50 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $802.5 million. At December 31, 2019, the Company had total real estate debt, net of cash, of $630.4 million, of which approximately 85% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 4.1% and the weighted average remaining term was 5.3 years.

At fourth quarter end, Whitestone had $15.5 million of cash available on its balance sheet and $140.5 million of available capacity under its credit facility.

Dividend

On December 18, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2020, to be paid in three equal installments of $0.095 in January, February, and March of 2020.

2020 Guidance

The Company’s outlook for 2020 is as follows:

2020 Guidance
Net income attributable to Whitestone REIT (per share)	$0.20 - $0.24
NAREIT FFO (per share)	$0.87 - $0.91
FFO Core	$1.05 - $1.09
Same Store NOI growth(2)	1.0% - 3.0%

The following table outlines the key factors impacting 2020 FFO and FFO Core ranges, and accounts for the difference from the Company's 2019 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2019	$0.90	$0.90	$1.06	$1.06
Increased share count	(0.04)	(0.04)	(0.05)	(0.05)
2019 Acquisitions	0.05	0.05	0.05	0.05
2019 Dispositions	(0.02)	(0.02)	(0.02)	(0.02)
Same Store NOI growth(2)	0.02	0.06	0.02	0.06
Interest Expense (Rate)	(0.01)	(0.01)	(0.01)	(0.01)
Early Debt Extinguishment Cost	(0.03)	(0.03)	—	—
Guidance - 2020	$0.87	$0.91	$1.05	$1.09

(2) Reported on a GAAP basis, inclusive of lease termination fees, straight line rent and amortization of above/below market rents for both periods.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition, disposition, development or redevelopment activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses and numerous other factors. Not all of the factors are determinable at this time and actual results may vary from the projected results and may be above or below the range indicated. We will update our guidance as needed to reflect the earnings impact of acquisitions, dispositions, development and redevelopment and changes to numerous other assumptions and factors.

RECONCILIATION OF NON-GAAP MEASURES - 2020 FINANCIAL GUIDANCE (per diluted common share and OP unit)
	Projected Range
	Full Year 2020
	Low	High
Net income attributable to Whitestone REIT	$0.20	$0.24

Adjustments to reconcile net income to FFO:
Depreciation and amortization of real assets	0.63	0.63
Depreciation and amortization of real estate partnership (pro rata)	0.04	0.04
FFO (NAREIT)	$0.87	$0.91

Adjustments to reconcile FFO to FFO Core:
Non cash share based compensation expense	0.15	0.15
Early debt extinguishment costs of real estate partnership (pro rata)	0.03	0.03
FFO Core	$1.05	$1.09

Same Store NOI Growth (3)	1%	3%
Occupancy (Average)	90.5%	92.0%
Average interest rate on all debt	4.2%	4.2%
Weighted average shares and OP units (in thousands)	44,468	44,468

(3) Inclusive of lease termination fees, straight line rent and amortization of above/below market rents.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Thursday, February 27, 2020 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 239-9838
Dial-in number for international participants:     (323) 794-2551

The conference call will be recorded, and a telephone replay will be available through Thursday, March 12, 2020. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            8103659

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDA, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Earnings Before Interest, Tax, Depreciation and Amortization: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets or assets of unconsolidated real estate partnership, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is used frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2019	December 31, 2018

ASSETS
Real estate assets, at cost
Property	$1,099,955	$1,052,238
Accumulated depreciation	(137,933)	(113,300)
Total real estate assets	962,022	938,938
Investment in real estate partnership	34,097	26,236
Cash and cash equivalents	15,530	13,658
Restricted cash	113	128
Escrows and acquisition deposits	8,388	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,854	21,642
Receivable due from related party	477	394
Financed receivable due from related party	—	5,661
Unamortized lease commissions, legal fees and loan costs	8,960	6,698
Prepaid expenses and other assets(1)	3,819	7,306
Total assets	$1,056,260	$1,028,872
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$644,699	$618,205
Accounts payable and accrued expenses(2)	39,336	33,729
Payable due to related party	307	58
Tenants' security deposits	6,617	6,130
Dividends and distributions payable	12,203	11,600
Total liabilities	703,162	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2019 and December 31, 2018	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 41,492,117 and 39,778,029 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	41	39
Additional paid-in capital	554,816	527,662
Accumulated deficit	(204,049)	(181,361)
Accumulated other comprehensive gain (loss)	(5,491)	4,116
Total Whitestone REIT shareholders' equity	345,317	350,456
Noncontrolling interest in subsidiary	7,781	8,694
Total equity	353,098	359,150
Total liabilities and equity	$1,056,260	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

December 31, 2019	December 31, 2018

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$1,328	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$1,331	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rental(1)	$29,487	$29,253	$117,014	$117,464
Management, transaction, and other fees	613	648	2,237	2,399
Total revenues	30,100	29,901	119,251	119,863

Operating expenses
Depreciation and amortization	6,875	6,635	26,740	25,679
Operating and maintenance	5,851	5,744	20,611	21,069
Real estate taxes	3,819	4,102	16,293	16,362
General and administrative(2)	5,147	5,294	21,661	23,281
Total operating expenses	21,692	21,775	85,305	86,391

Other expenses (income)
Interest expense	6,547	6,472	26,285	25,177
Gain on sale of properties	(816)	—	(853)	(4,629)
(Gain) loss on sale or disposal of assets	63	(175)	215	82
Interest, dividend and other investment income	(109)	(263)	(659)	(1,055)
Total other expense	5,685	6,034	24,988	19,575

Income before equity investments in real estate partnerships and income tax	2,723	2,092	8,958	13,897

Equity in earnings of real estate partnership	13,596	6,669	15,076	8,431
Provision for income tax	(76)	(87)	(400)	(347)
Income from continuing operations	16,243	8,674	23,634	21,981

Gain (loss) on sale of property from discontinued operations	(107)	—	594	—
Income from discontinued operations	(107)	—	594	—

Net income	16,136	8,674	24,228	21,981

Less: Net income attributable to noncontrolling interests	360	217	545	550

Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.39	$0.21	$0.57	$0.54
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.02	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.39	$0.21	$0.59	$0.54
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.38	$0.21	$0.56	$0.52
Income from discontinued operations attributable to Whitestone REIT	(0.01)	0.00	0.01	0.00
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.37	$0.21	$0.57	$0.52

Weighted average number of common shares outstanding:
Basic	40,614	39,493	40,184	39,274
Diluted	42,090	40,822	41,462	40,612

Consolidated Statements of Comprehensive Income

Net income	$16,136	$8,674	$24,228	$21,981

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	1,912	(2,971)	(9,828)	1,192
Unrealized gain on available-for-sale marketable securities	—	—	—	18

Comprehensive income	18,048	5,703	14,400	23,191

Less: Net income attributable to noncontrolling interests	360	217	545	550
Less: Comprehensive gain (loss) attributable to noncontrolling interests	43	(74)	(221)	30

Comprehensive income attributable to Whitestone REIT	$17,645	$5,560	$14,076	$22,611

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

Three Months Ended December 31,		Year Ended December 31,
2019	2018	2019	2018

(1) Rental
Rental revenues	$21,998	$21,626	$86,750	$86,644
Recoveries	8,047	7,627	31,748	30,820
Bad debt	(558)	N/A	(1,484)	N/A
Total rental	$29,487	$29,253	$117,014	$117,464

(2) Bad debt included in operating and maintenance expenses prior to adoption of Topic 842	N/A	$421	N/A	$1,391

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income from continuing operations	$23,634	$21,981
Net income from discontinued operations	594	—
Net income	24,228	21,981
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,740	25,679
Amortization of deferred loan costs	1,095	1,092
Loss on sale of marketable securities	—	20
Gain on sale or disposal of assets and properties	(638)	(4,547)
Bad debt	1,484	1,391
Share-based compensation	6,483	6,741
Equity in earnings of real estate partnership	(15,076)	(8,431)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(177)	(295)
Accrued rents and accounts receivable	(2,998)	(1,893)
Receivable due from (to) related party	(83)	610
Distributions from real estate partnership	6,926	1,324
Unamortized lease commissions, legal fees and loan costs	(1,824)	(1,676)
Prepaid expenses and other assets	(4,163)	1,175
Accounts payable and accrued expenses	5,609	(2,429)
Payable due to (from) related party	249	(1,621)
Tenants' security deposits	487	436
Net cash provided by operating activities	47,748	39,557
Cash flows from investing activities:
Acquisitions of real estate	(34,804)	—
Additions to real estate	(13,243)	(11,638)
Proceeds from sales of properties	—	12,574
Proceeds from financed receivable due from related party	5,661	9,812
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(42,386)	10,778
Net cash provided by investing activities of discontinued operations	594	—
Cash flows from financing activities:
Distributions paid to common shareholders	(45,627)	(44,944)
Distributions paid to OP unit holders	(1,055)	(1,155)
Proceeds from issuance of common shares, net of offering costs	21,244	—
Payments of exchange offer costs	(120)	(126)
Proceeds from bonds payable	100,000	—
Net proceeds from (payments of) credit facility	(66,700)	9,000
Repayments of notes payable	(8,095)	(2,543)
Payments of loan origination costs	(2,970)	(30)
Repurchase of common shares	(776)	(1,961)
Net cash used in financing activities	(4,099)	(41,759)
Net increase in cash, cash equivalents and restricted cash	1,857	8,576
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period (1)	$15,643	$13,786

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$25,360	$24,610
Cash paid for taxes	$396	$304
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$234	$937
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$137	$133
Value of common shares exchanged for OP units	$186	$1,546
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(9,828)	$1,192
Reallocation of ownership percentage between parent and subsidiary	$—	$15
Property received as termination fee	$—	$250

	December 31,
	2019	2018
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$15,530	$13,658
Restricted cash	113	128
Total cash, cash equivalents and restricted cash	$15,643	$13,786

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO (NAREIT) AND FFO CORE	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,811	6,565	26,468	25,401
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	441	776	2,362	2,903
Gain on disposal of assets and properties of continuing operations, net	(753)	(174)	(638)	(4,547)
(Gain) loss on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Gain on sale or disposal of properties or assets of real estate partnership (pro rata)	(13,820)	(6,350)	(13,800)	(6,340)
Net income attributable to noncontrolling interests	360	217	545	550
FFO (NAREIT)	8,922	9,491	38,026	39,398
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,713	1,864	6,483	6,758
Proxy contest professional fees	—	—	—	2,534
Early debt extinguishment costs of real estate partnership	426	88	426	88
FFO Core	$11,061	$11,443	$44,935	$48,778

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,922	$9,491	$38,026	$39,398
Distributions paid on unvested restricted common shares	—	(76)	(41)	(301)
FFO excluding amounts attributable to unvested restricted common shares	$8,922	$9,415	$37,985	$39,097
FFO Core excluding amounts attributable to unvested restricted common shares	$11,061	$11,367	$44,894	$48,477
Denominator:
Weighted average number of total common shares - basic	40,614	39,493	40,184	39,274
Weighted average number of total noncontrolling OP units - basic	922	929	924	1,011
Weighted average number of total common shares and noncontrolling OP units - basic	41,536	40,422	41,108	40,285

Effect of dilutive securities:
Unvested restricted shares	1,476	1,329	1,278	1,338
Weighted average number of total common shares and noncontrolling OP units - diluted	43,012	41,751	42,386	41,623

FFO per common share and OP unit - basic	$0.21	$0.23	$0.92	$0.97
FFO per common share and OP unit - diluted	$0.21	$0.23	$0.90	$0.94

FFO Core per common share and OP unit - basic	$0.27	$0.28	$1.09	$1.20
FFO Core per common share and OP unit - diluted	$0.26	$0.27	$1.06	$1.16

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
PROPERTY NET OPERATING INCOME	2019	2018	2019	2018
Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
General and administrative expenses	5,147	5,294	21,661	23,281
Depreciation and amortization	6,875	6,635	26,740	25,679
Equity in earnings of real estate partnership	(13,596)	(6,669)	(15,076)	(8,431)
Interest expense	6,547	6,472	26,285	25,177
Interest, dividend and other investment income	(109)	(263)	(659)	(1,055)
Provision for income taxes	76	87	400	347
Gain on sale of assets and properties of continuing operations, net	(816)	—	(853)	(4,629)
Loss (gain) on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Management fee, net of related expenses	22	(59)	(42)	(208)
Loss (gain) on disposal of assets and properties of continuing operations, net	63	(175)	215	82
NOI of real estate partnership (pro rata)	1,121	1,840	6,273	7,725
Net income attributable to noncontrolling interests	360	217	545	550
NOI	21,573	21,836	88,578	89,949
Non-Same Store NOI	(267)	(22)	(155)	(487)
NOI of real estate partnership (pro rata)	(1,121)	(1,840)	(6,273)	(7,725)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	20,185	19,974	82,150	81,737
Same Store straight line rent adjustments	(192)	(624)	(1,110)	(2,125)
Same Store amortization of above/below market rents	(72)	(216)	(761)	(1,018)
Same Store lease termination fees	(176)	(271)	(576)	(729)
Same Store NOI	$19,745	$18,863	$79,703	$77,865

	Three Months Ended		Year Ended
	December 31,		December 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018	2019	2018

Net income attributable to Whitestone REIT	$15,776	$8,457	$23,683	$21,431
Depreciation and amortization	6,875	6,635	26,740	25,679
Equity in earnings of real estate partnership	(13,596)	(6,669)	(15,076)	(8,431)
Interest expense	6,547	6,472	26,285	25,177
Provision for income taxes	76	87	400	347
Gain on sale of assets and properties of continuing operations, net	(816)	—	(853)	(4,629)
Loss (gain) on sale of assets and properties of discontinued operations, net	107	—	(594)	—
Management fee, net of related expenses	22	(59)	(42)	(208)
Loss (gain) on disposal of assets and properties of continuing operations, net	63	(175)	215	82
EBITDA adjustments for real estate partnership	1,039	1,771	5,939	7,463
Net income attributable to noncontrolling interests	360	217	545	550
EBITDA	$16,453	$16,736	$67,242	$67,461